VIACOM NAMES TOM FRESTON AND LESLIE MOONVES
                  CO-PRESIDENTS AND CO-CHIEF OPERATING OFFICERS

                              Mel Karmazin Resigns

             Board of Directors Announces Corporate Succession Plan

New York, New York, June 1, 2004 - The Board of Directors of Viacom Inc. (NYSE:
VIA and VIA.B) today announced that Tom Freston and Leslie Moonves have been appointed Co-Presidents and Co-Chief Operating Officers, effective immediately. Mr. Freston and Mr. Moonves succeed Mel Karmazin, who has resigned.

Mr. Freston is currently the Chairman and Chief Executive Officer of Viacom's MTV Networks unit, a position he has held since 1987. Mr. Moonves is currently Chairman and Chief Executive Officer of CBS, a position he has held since 2003. He joined CBS in 1995 as President, CBS Entertainment.

In their new roles, Messrs. Freston and Moonves will jointly oversee all of the operations of Viacom, as directed by Mr. Redstone. The Company's corporate staff will report directly to Mr. Redstone. In addition to MTV Networks, Mr. Freston will be responsible for overseeing the operations of Showtime, BET, Paramount Parks, Simon & Schuster and the motion picture operations of Paramount Pictures. In addition to overseeing Viacom's broadcast television businesses, Mr. Moonves will be responsible for the operations of Paramount TV, Infinity Broadcasting and Viacom Outdoor.

The appointments are part of a corporate succession plan, which will provide for the orderly transition to the next generation of senior management for Viacom. In connection with this plan, Mr. Redstone has indicated that he will relinquish his role as Chief Executive Officer within three years. Prior to that date, Mr. Redstone will continue to work with the Board to identify his successor and to designate candidates for other senior positions in the corporation. The plan was developed with Mr. Redstone by the Board's Governance Committee, which is comprised of three independent directors, and has been unanimously approved by the Viacom Board.

                                    - more -

Sumner M. Redstone, Viacom Chairman and Chief Executive Officer, stated: "Viacom is poised to move into a new era of growth led by an innovative team of executives, beginning with our new Presidents and Chief Operating Officers, Tom Freston and Les Moonves. I have worked closely with both Tom and Les for many years and there are no two finer executives in the media industry. Each has presided over phenomenal growth stories, Les in broadcast and Tom at the cable networks, and each has served as an integral member of Viacom's senior management team. Obviously, Tom and Les are the two leading candidates to be the next CEO of Viacom.

"I am very excited about working with Tom, Les and the other great executives at Viacom to bring Viacom to a new level of performance based on the creative excellence and innovation that has always been at the core of my vision for this Company. The financial discipline that you have come to expect from us will not change. We will continue to be fiscally prudent in managing our businesses, and we will continue to emphasize free cash flow growth."

Mr. Redstone continued, "We very much regret Mel's decision to resign and we wish him well. He has been instrumental in Viacom's operating success since our merger with CBS and he leaves with an extraordinary track record of accomplishment. We appreciate that he has agreed to stay on as a consultant for two months to help Tom and Les with the transition to their new posts."

David McLaughlin, Chairman of the Board's Governance Committee, said: "The Board's succession plan results from the Board's process to identify and elevate executives to senior managerial roles over the next several years and represents a natural progression for Viacom. The appointment of Tom and Les highlights Viacom's deep pool of talent, recognizes the Company's continuing commitment to core growth areas and reflects its strategic long-term focus on content creation. The Board is confident that, working with Sumner, we will identify and put in place the ideal senior management team for Viacom that will not only build on the Company's legacy of success, but will continue to provide for the long-term benefit of all shareholders."

Tom Freston stated: "I am excited about the opportunity to play a greater role at Viacom. After so many years at MTV and MTV Networks, Viacom is a Company that I love, and one that I know intimately. I have had the privilege to play a key role in MTV Networks' expansion and Viacom's operational and financial growth since the beginning, and I relish this new challenge. I am looking forward to working with Sumner, Les and all my talented colleagues at Viacom who I have collaborated with for many years. With our strong vision, our vibrant culture and our incredible brands, we will further strengthen Viacom's position as the premier media company."

Leslie Moonves stated: "It has been extremely gratifying to play a role in the CBS comeback over the past several years, working with a great team. I am excited to take on these new responsibilities at such an important moment in the evolution of Viacom, and I am thrilled that I will be working so closely with Sumner and Tom as we chart the future for this great Company. Viacom's assets and management are the best in the business and I know that working together we will take Viacom to new heights."

Mel Karmazin stated: "After more than 20 years with the Company, for personal and professional reasons, I have decided to leave Viacom and pursue other challenges. Viacom is performing exceptionally well with leadership positions in all of its businesses. The Company's very talented management team will ensure its continued success."


Biographical information on Tom Freston and Leslie Moonves


As Chairman and Chief Executive Officer of MTV Networks, Mr. Freston is responsible for its 96 owned and operated television programming networks, among them MTV: Music Television, MTV2, VH1, mtvU, Nickelodeon/Nick at Nite, Comedy Central, Noggin, TV Land, Spike TV, CMT, and The Digital Suite, which consists of thirteen music and children's programming services, as well as MTV Networks' portfolio of leading Internet properties.

Mr. Freston joined Warner Amex Satellite Entertainment Company (WASEC), the predecessor to MTV Networks, in 1980. A year later, he was one of the founding members of the team that launched MTV: Music Television. As the head of marketing, Freston oversaw the breakthrough "I want my MTV" campaign which helped propel the channel into what is now the world's largest global entertainment network.

Mr. Freston has held a succession of positions with MTV Networks, culminating in his appointment in 1987 as Chief Executive Officer. Since then, he has successfully driven MTV Networks into new markets both domestically and overseas. Under his leadership, MTV Networks has created some of the world's strongest and most successful television networks, and guided those properties to record ratings, revenue and reach. In addition, the Company has successfully extended its brands into film, books, magazines, toys and a host of other consumer products.

Current programming initiatives like Nick Jr.'s "Blues Clues"; "SpongeBob SquarePants" on Nickelodeon; the Emmy-winning "The Osbournes" on MTV; Comedy Central's "The Daily Show with Jon Stewart;" "Driven" on VH1; "Crossroads" on CMT and classic TV on Nick at Nite and TV Land reflect MTV Networks' ongoing commitment to the development of unique franchises across all media platforms.

Under Mr. Freston's leadership and in association with Paramount Pictures, MTV Networks has created a highly successful niche film franchise under the MTV and Nickelodeon brand. Nickelodeon films include a "The Rugrats" series, "Jimmy Neutron," "Snow Day," "Clockstoppers" and the upcoming "SpongeBob SquarePants" movie. MTV films include "Election," "Save the Last Dance," and "Fighting Temptations."

Mr. Freston began his career in advertising after earning his B.A. from St. Michael's College and an M.B.A. from New York University.

As Chairman and Chief Executive Officer, CBS, Leslie Moonves oversees all of the programming, sales and marketing operations of Viacom's broadcast television group. His responsibilities include oversight of CBS Entertainment, CBS News, CBS Sports, the Viacom Television Stations Group and, most recently, UPN, which made Moonves the first person ever to run two broadcast networks at the same time. Also reporting to Moonves are CBS Enterprises, which features the syndication division King World and CBS Broadcast International, the international sales unit.

Moonves joined CBS in July 1995 as President, CBS Entertainment. He was elevated to the position of Chairman and Chief Executive Officer, CBS, in April 2003. Under his leadership, CBS, which was the No. 3 network, has become the highest-rated most-watched network for the past two seasons; CBS Entertainment has developed hit programs that appeal to a broad audience; CBS Productions has become a leading supplier of programming; CBS Sports has become the undisputed broadcast leader with such franchises as the NFL, NCAA Men's Basketball Tournament, and The Masters; and CBS News has expanded its presence with the premieres of a second edition of "60 Minutes" and "The Early Show."

Under Moonves' aegis, CBS has developed television's No. 1 series, "CSI: Crime Scene Investigation"; the pioneer reality series, "Survivor"; and hit series such as "Everybody Loves Raymond," "Two and a Half Men," "Without A Trace," and "Cold Case."

In claiming the No. 1 position for the 2003-04 season, CBS won by more than 2 million viewers--the largest margin by any network in 14 years. In addition, CBS finished the season in first place for the first time since 1980 in the key 25-54 demographic.

Moonves also oversees King World Productions, which includes such top-rated syndicated first-run and off-network series as "Wheel of Fortune," "Jeopardy!," "The Oprah Winfrey Show," "Everybody Loves Raymond," and "Dr. Phil."

Moonves joined CBS from Warner Bros. Television, where as president, he oversaw a television division that supplied the greatest number of programs to network television for nine consecutive years, culminating in a record-setting 22 series (including "ER," "Friends" and "The Drew Carey Show") on the 1995-96 network schedules. He had been president of Warner Bros. Television since July 1993, when Warner Bros. and Lorimar Television combined operations. From 1989 to 1993, he had been president of Lorimar Television.

Upon graduation from Bucknell University, Moonves pursued an acting career, performing in numerous stage and television productions before opting to produce plays on Broadway and in Los Angeles.


Viacom will conduct a teleconference call for financial analysts on June 1, at 10:00 a.m. (ET). The conference call number is (800) 865-4460; please call five minutes in advance to ensure that you are connected prior to the presentation. The international dial-in number is (973) 935-8505. A replay of the call will be available at (877) 519-4471, or internationally, at (973) 341-3080 (passcode:
4838527).

The company will conduct a teleconference call for members of the media on June 1, at 11:00 a.m. (ET). The conference call number is (800) 473-6123; please call five minutes in advance to ensure that you are connected prior to the presentation. The international dial-in number is (973) 582-2706. A replay of the call will be available at (877) 519-4471, or internationally, at (973) 341-3080 (passcode: 4838532).

Viacom is a leading global media company, with preeminent positions in broadcast and cable television, radio, outdoor advertising, and online. With programming that appeals to audiences in every demographic category across virtually all media, the company is a leader in the creation, promotion, and distribution of entertainment, news, sports, music, and comedy. Viacom's well-known brands include CBS, MTV, Nickelodeon, Nick at Nite, VH1, BET, Paramount Pictures, Infinity Broadcasting, Viacom Outdoor, UPN, TV Land, Comedy Central, CMT:
Country Music Television, Spike TV, Showtime, Blockbuster, and Simon & Schuster. More information about Viacom and its businesses is available at www.viacom.com.


Cautionary Statement Concerning Forward-looking Statements

This news release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. These risks are described in the Company's previous news releases and filings made by the Company with the Securities and Exchange Commission including but not limited to the Company's Form 10-K for the period ended December 31, 2003. The forward-looking statements included in this document are made only as of the date of this document, and, under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.


Contacts:

Press:                                                Investors:
Carl D. Folta                                         Martin Shea
(212) 258-6352                                        (212) 258-6515
carl.folta@viacom.com                                 marty.shea@viacom.com

Susan Duffy                                           James Bombassei
(212) 258-6347                                        (212) 258-6377
susan.duffy@viacom.com                                james.bombassei@viacom.com


Adam Miller
The Abernathy MacGregor Group
(212) 371-5999
alm@abmac.com

                                       ###